                                                                      [GTS LOGO]


FOR IMMEDIATE RELEASE

               GTS REPORTS FOURTH QUARTER AND ANNUAL 2000 RESULTS

o Grows full-year revenues 38 percent in 2000 to Euro1,110.0 million; quarterly revenues up 19 percent year-over-year to Euro290.8 million
o Reaches agreement with a committee of Esprit Telecom senior noteholders to exchange voice-based Business Services unit for retirement of $500 million in debt
o Reaches an agreement for $125 million in cash for the sale of an interest in its subsidiary Golden Telecom, Inc.
o Enters into amended Euro300 million credit facility with Bank of America, Deutsche Bank and Dresdner Kleinwort Wasserstein
o    Raises $135 million in cash from the sale of its equity interest in FA-1

LONDON - 5 APRIL 2001 - Global TeleSystems, Inc. (GTS) (NYSE: GTS; EASDAQ: GTSG;
Frankfurt: GTS), the parent company of Ebone, Europe's original and most experienced broadband IP and optical networking company, today announced financial results for the fourth quarter and full year of 2000.

Commenting on the results, Robert J. Amman, Chairman and CEO, said: "Our 2000 financial results reflect the comprehensive restructuring programme that we announced last November. We have since made great progress in that we have reached an agreement with a committee of Esprit noteholders to eliminate approximately $500 million in debt and spin-off our voice businesses; we have sold, or have agreements to sell, non-strategic assets for a total of $260 million; and we have entered into an amended bank agreement which gives us access of up to Euro300 million over the next two years. As a result of all these accomplishments, we are now funded into 2002 and have excellent prospects for funding the Company well beyond that date. In addition, our Ebone and Central European businesses had strong EBITDA positive performances in 2000 and have excellent prospects for 2001."

Consolidated revenues for the full year 2000 increased 38 percent to Euro1,110.0 million from Euro804.4 million in 1999. Consolidated revenues in the fourth quarter 2000 grew to Euro290.8 million, up 19 percent from Euro243.9 million for the fourth quarter 1999 and up 1 percent from Euro286.9 million in the third quarter 2000. The Company's EBITDA losses for 2000 were (Euro129.3) million compared with (Euro74.7) million for 1999. EBITDA losses were (Euro82.6) million for the fourth quarter 2000 compared with (Euro54.1) million for the fourth quarter 1999 and (Euro9.6) million for the third quarter 2000.

The Company's consolidated losses from operations for the full year 2000, which included a charge for business disposals and restructuring costs of Euro1,127.9 million, were (Euro1,593.6) million compared with (Euro408.9) million for 1999. Losses from operations for the fourth quarter 2000, including the charges described below, were (Euro1,296.0) million versus (Euro174.5) million for the fourth quarter 1999 and (Euro117.1) million for the third quarter 2000.

In the fourth quarter 2000, the company recorded a charge of Euro1,098 million for business disposals and restructuring costs. This charge included Euro774.8 million for impaired value of goodwill and Euro244.2 million for impaired value of fixed assets principally related to the contemplated disposition of the company's Business Services unit, which was announced on 28 March 2001.

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
GTS Reports 4th Quarter 2000 Results
Page 2


OPERATIONS

The financial results for GTS's ongoing operations, Ebone, Central Europe and Corporate are presented on Schedule A. Both the GTS Business Services and Golden Telecom units are shown separately from the Company's ongoing operations and are presented on the attached Schedule B, "Businesses Under Agreement for Sale". The narrative that follows discusses the operations of GTS and its units before the charge recorded by the company for business disposals and restructuring.

REVENUES

Consolidated revenues for the full-year 2000 increased 38 percent to Euro1,110.0 million from 1999. In the fourth quarter 2000, GTS's revenues grew by 19 percent over the fourth quarter 1999 to Euro290.8 million and increased 1 percent sequentially.

Ebone revenues increased 29 percent to Euro410.3 million for the year 2000 compared with 1999. Ebone revenues for the fourth quarter 2000 were Euro102.4 million representing an increase of 9 percent over the fourth quarter 1999 and was down slightly on a sequential basis. The revenue decline in the fourth quarter 2000 was due to continued pricing pressures and customers delaying purchases due to cash constraints and business failures resulting from the current state of the financial markets.

Revenues for GTS Central Europe increased to Euro65.5 million or 132 percent year-over-year. Fourth quarter 2000 revenues for GTS Central Europe were Euro24.8 million, representing an increase of 143 percent over the fourth quarter 1999 and 38 percent increase sequentially. This growth was achieved as the Central Europe unit continues to rapidly expand its customer base by offering a full suite of data, Internet and voice services. The full-year and quarterly growth rates were most significant in data and Internet connectivity services as the region capitalised on the network infrastructure investments made in the last several years.

GTS Business Services revenues for full year 2000 were Euro567.9 million, an increase of 40 percent compared with revenues of Euro404.8 million for 1999. Business Services revenues for the fourth quarter 2000 were Euro142.0 million, which represents an increase of 11 percent over the fourth quarter 1999 and were relatively flat on a sequential basis. Fourth quarter revenues were affected by the Company's decision to discontinue non-core residential revenues and accelerating price reductions.

GROSS MARGIN

Gross margin for the company for 2000 was Euro410.4 million, or 37 percent of revenue, compared with Euro309.8 million or 39 percent of revenue for 1999. Gross Margin in the fourth quarter 2000 was Euro100.7 million, or 35 percent of revenues, compared with Euro82.4 million, or 34 percent of revenues for the fourth quarter 1999 and Euro106.0 million, or 37 percent of revenues, in the third quarter 2000.

Gross margin for Ebone for the fourth quarter 2000 was Euro66.1 million or 65 percent of revenue, decreasing from Euro68.9 million or 65 percent of revenue in the third quarter 2000.

GTS Central Europe's gross margin for the fourth quarter 2000 increased to Euro12.1 million, or 49 percent of revenues from Euro9.0 million, or 50 percent of revenues in the third quarter 2000. The increase in gross margin quarter-on-quarter is directly attributable to the increasing revenue in the unit.

GTS Business Services gross margin was Euro2.9 million, or 2 percent of revenues in the fourth quarter 2000 decreasing from Euro10.1 million, or 7 percent of revenues in the third quarter 2000. This was primarily due to unfavourable margins on several large wholesale customers.


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
GTS Reports 4th Quarter 2000 Results
Page 3


SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

Total company SG&A for 2000 was Euro539.7 million, or 49 percent of revenue compared with 48 percent of revenue in 1999. SG&A in the fourth quarter 2000 was Euro183.3 million or 63 percent of revenue, compared with 56 percent of revenue in the fourth quarter 1999 and 40 percent of revenue in the third quarter 2000.

SG&A for Ebone in the fourth quarter 2000 was Euro43.8 million or 43 percent of revenue, increasing from Euro22.5 million or 21 percent of revenue in the third quarter 2000. The increase in SG&A resulted primarily from additional bad debt expense of Euro14 million the company recorded in the fourth quarter 2000.

In the fourth quarter 2000, GTS Central Europe incurred SG&A costs of Euro7.1 million or 29 percent of revenue, compared with Euro5.7 million or 32 percent of revenue in the third quarter 2000. This unit is now at a stage where revenue is growing quite rapidly and it is able to leverage the infrastructure already in place.

SG&A for GTS Business Services in the fourth quarter 2000 was Euro92.3 million representing 65 percent of revenues, increasing from Euro56.7 million or 39 percent of revenues in the third quarter 2000. This increase was due to an additional provision of Euro21 million for bad debts and Euro15 million related to the elimination of capitalisation of labour costs, retention payments and other restructuring activities. In the third and fourth quarter, headcount was reduced by over 400 people, however, most of these employees remained on the payroll during this period. On a pro forma basis, this reduction will represent in excess of Euro5 million in savings on a quarterly basis.

EBITDA

EBITDA losses for the company for 2000 were (Euro129.3) million compared with (Euro74.7) million for 1999. In the fourth quarter 2000, GTS generated EBITDA losses of (Euro82.6) million, representing (28) percent of revenues compared with EBITDA losses of (Euro54.1) million, representing (22) percent of revenue in the fourth quarter 1999 and (Euro9.6) million, or (3) percent of revenue in the third quarter 2000. EBITDA losses accelerated due to increases in local access costs, increases in bad debt expense and other SG&A costs incurred during the fourth quarter related to the Company's restructuring initiatives.

EBITDA for Ebone was Euro22.3 million or 22 percent of Ebone's revenues in the fourth quarter 2000, decreasing from Euro46.4 million or 44 percent of Ebone revenues in the third quarter 2000.

EBITDA for GTS Central Europe was Euro5.0 million or 20 percent of revenues in the fourth quarter 2000, increasing from Euro3.3 million or 18 percent of revenues in the third quarter 2000.

GTS Business Services unit generated EBITDA losses in the fourth quarter 2000 of (Euro89.4) million compared with (Euro46.6) million in the third quarter 2000. Excluding the Euro21 million provision for bad debt expense and Euro20 million of other expenses as described above in the SG&A section, EBITDA would have been (Euro48.4) million.


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GTS Reports 4th Quarter 2000 Results
Page 4


CAPITAL EXPENDITURES, NET LOSS APPLICABLE TO COMMON SHAREHOLDERS AND RECURRING NET LOSS PER SHARE

In the fourth quarter 2000, cash capital expenditures totaled Euro237 million. Total cash capital expenditures for the full year 2000 were Euro842 million.

Net loss applicable to common shareholders was (US$1,651.6) million for the full year 2000 compared with (US$642.4) million for 1999. Net loss applicable to common shareholders was (US$1,152.9) million for the fourth quarter 2000 compared with (US$192.4) million for the third quarter 2000 and (US$248.4) million for the year-ago quarter.

Net loss per share applicable to common shareholders based on the weighted average shares outstanding in the fourth quarter of 203.8 million shares was (US$5.66) for the fourth quarter 2000 compared with (US$0.95) for the third quarter 2000 and (US$1.38) for the year-ago quarter.

STATUS OF CORPORATE RESTRUCTURING

On 13 November 2000, GTS announced an overall restructuring plan, the objective of which was to divest the company of non-core assets and focus the company on its core competency of providing broadband optical and IP services to carriers, service providers and European enterprises.

Consistent with this strategy, the company has been realigned and is being managed as four "stand-alone" business units: Ebone, (formerly, GTS Broadband Services); GTS Business Services; GTS Central Europe; and Golden Telecom. Ebone includes all of GTS's pan-European optical network, IP backbone, hosting and trans-Atlantic assets.

With regards to the restructuring plan, the following accomplishments have been achieved since this announcement:

GTS BUSINESS SERVICES

On 28 March 2001, the company announced a consensual agreement with an unofficial committee (the "Committee") of the senior noteholders of Global TeleSystems (Europe) Limited, formerly known as Esprit Telecom Group plc ("Esprit Telecom"), under which the obligation to repay approximately $500 million of senior debt owed to the noteholders will be exchanged for a 90 percent ownership interest in a new business unit comprised of Esprit Telecom and other GTS subsidiaries that comprise GTS's "Business Services" unit, subject to approval of a scheme of arrangement by the U.K. courts. GTS will indirectly own the remaining 10 percent of this new company and has agreed, upon certain conditions, to provide up to Euro35 million in senior secured financing for working capital and up to Euro20 million in senior secured debt financing (which will be repaid with preferred stock in the new company upon consummation of the restructuring of Esprit Telecom) to be used by this new company to purchase backbone transmission services from GTS's Ebone unit. Esprit Telecom is engaged in a consent solicitation to obtain approvals from its noteholders to allow GTS's senior secured financing to proceed. The consent solicitation is scheduled to expire, unless extended, on 10 April 2001.

GOLDEN TELECOM, INC.

On 2 April 2001, the company announced an agreement to sell shares equivalent to
49.8 percent of the total outstanding equity of Golden Telecom, Inc. ("Golden Telecom") to Alfa Group, which is one of Russia's largest private financial and industrial groups; and two current investors in Golden Telecom: Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital") and a group of funds affiliated with Baring Private Equity Partners Group ("Barings") for $125 million. The purchasers


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
GTS Reports 4th Quarter 2000 Results
Page 5


also have acquired an option, exercisable over the next 60 days, to purchase from GTS up to an additional $25 million of Golden Telecom shares at a price of $11.00 per share. In addition, if certain conditions are met, the purchasers will have the option to purchase GTS's remaining interest in Golden Telecom over the next twelve months for the greater of $11.00 price per share or a 20 percent premium to the average closing share price for the 60-day period preceding the purchase date.

GTS CENTRAL EUROPE

As announced previously, the company has retained Credit Suisse First Boston ("CSFB") to assist in the sale of its GTS Central Europe unit. The company is currently in discussions with parties that have submitted expressions of interest in acquiring the businesses constituting this unit.

OTHER DEVELOPMENTS

CREDIT FACILITY

On 14 July 2000, Global TeleSystems Europe Holdings, B.V., an indirect subsidiary of GTS, entered into a $550 million loan agreement with three principal lending banks, Bank of America, Deutsche Bank and Dresdner Kleinwort and Wasserstein. In light of the restructuring noted above, the parties determined that changes to the agreement should be made and agreed to negotiate an amended long-term credit facility. The parties agreed to enter into a two-year agreement while a definitive long-term credit facility is finalised. This two-year agreement gives the company access to a Euro300 million revolving credit facility through March 2002, at which date the revolver converts into a one-year term loan.

EXCHANGE RATES

The average dollar:euro exchange rate during the fourth quarter 2000 was 0.869 down from 0.906 in the third quarter 2000. In early April 2001, the dollar:euro exchange rate was approximately 0.900.

CONFERENCE CALL AND WEBCAST INFORMATION

GTS will conduct a conference call to discuss its financial results and other developments described in this release today, Thursday, 5 April 2001, at 14:00 in London (09:00 US EST). The call will be available live to all investors via a direct link from the Company's home page at http://www.gts.com.

ABOUT GTS (WWW.GTS.COM)

GTS is the parent company of Ebone, the original and most experienced data-only broadband optical and IP networking company in Europe. Its fibre network extends over 21,000 kilometers, reaching virtually all major European cities. It is Europe's leading broadband IP network, serving 25 percent of all Internet users and the first IP network to operate at 10 Gbps. The network is directly connected to North America via Ebone's own trans-Atlantic fibre pair, which will be initially provisioned with 80 Gbps of capacity and is expected to be operational in the first half of 2001.

With operations in North America and in 50 European cities, Ebone delivers tailored networking services to telecommunication carriers, Internet service providers, Internet-centric and multinational corporations. Ebone serves over 200 of the leading telecommunication and data customers in Europe and the North America. The company is the original independent pan-European broadband network service provider, making Ebone Europe's most experienced broadband provider.


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GTS Reports 4th Quarter 2000 Results
Page 6


GTS AND EBONE CONTACTS

GTS INVESTORS

Jim Shields, Vice President, Investor Relations and Corporate Treasurer
Tel: +44(0)-207-769-8264; Fax: +44(0)-207-769-8068; Email: jim.shields@gts.com

Patti Kelly, Senior Manager, Investor Relations
Tel: +1-703-236-3170; Fax: +1-703-236-3602; Email: patti.kelly@gts.com

GTS MEDIA

Glenn Manoff, Vice President, Communications
Tel: +44-(0)-207-769-8290; Fax: +44-(0)-207-769-8084;
Email: glenn.manoff@gts.com

THIS PRESS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.


                               - TABLES ATTACHED -

GTS Reports 4th Quarter 2000 Results
Page 7


                                                                      SCHEDULE A

                            GLOBAL TELESYSTEMS, INC.
                    SUPPLEMENTAL INCOME STATEMENT INFORMATION
                               ONGOING OPERATIONS
                                   (UNAUDITED)

                                 1Q00               2Q00              3Q00               4Q00             YTD 2000
                          -----------------  -----------------  ----------------   ----------------   ----------------
                            EUROS       %      EUROS       %      EUROS      %       EUROS      %       EUROS      %
                          -----------------  -----------------  ----------------   ----------------   ----------------
Millions of
euros

TOTAL
Revenues(1)                 110.0               116.2              125.3             127.5              479.0
Gross margin                 75.9     69.0%      77.0    66.3%      78.2   62.4%      78.3    61.4%     309.4    64.6%
SG&A                         42.2     38.4%      43.5    37.4%      45.9   36.6%      76.9    60.3%     208.5    43.5%
EBITDA(2)                    33.7     30.6%      33.5    28.8%      32.3   25.8%       1.4     1.1%     100.9    21.1%

EBONE
Revenues(1)                  98.8               102.5              106.6             102.4              410.3
Gross margin                 69.7     70.5%      69.9    68.2%      68.9   64.6%      66.1    64.6%     274.6    66.9%
SG&A                         19.9     20.1%      20.2    19.7%      22.5   21.1%      43.8    42.8%     106.4    25.9%
EBITDA(2)                    49.8     50.4%      49.7    48.5%      46.4   43.5%      22.3    21.8%     168.2    41.0%

CENTRAL EUROPE
Revenues(1)                  10.2                12.5               18.0              24.8               65.5
Gross margin                  5.6     54.9%       6.7    53.6%       9.0   50.0%      12.1    48.8%      33.4    51.0%
SG&A                          3.5     34.3%       4.4    35.2%       5.7   31.7%       7.1    28.6%      20.7    31.6%
EBITDA(2)                     2.1     20.6%       2.3    18.4%       3.3   18.3%       5.0    20.2%      12.7    19.4%

CORPORATE
Revenues(1)                   1.0                 1.2                0.7               0.3                3.2
Gross Margin                  0.6      NM         0.4     NM         0.3    NM         0.1     NM         1.4     NM
SG&A                         18.8      NM        18.9     NM        17.7    NM        26.0     NM        81.4     NM

EBITDA(2)                   (18.2)     NM       (18.5)    NM       (17.4)   NM       (25.9)    NM       (80.0)    NM


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GTS Reports 4th Quarter 2000 Results
Page 8


                                                                      SCHEDULE B

                            GLOBAL TELESYSTEMS, INC.
                    SUPPLEMENTAL INCOME STATEMENT INFORMATION
                       BUSINESSES UNDER AGREEMENT FOR SALE
                                   (UNAUDITED)


                                1Q00                  2Q00                  3Q00                  4Q00                YTD 2000
                         ------------------    ------------------    ------------------    ------------------    ------------------
                         EUROS         %       EUROS          %      EUROS          %      EUROS          %      EUROS          %
                         ------------------    ------------------    ------------------    ------------------    ------------------
Millions of
euros

TOTAL
Revenues(1)              157.8                  175.2                  178.2                 179.2                 690.4
Gross margin              22.5       14.3%       28.3       16.2%       27.8      15.6%       22.4      12.5%      101.0      14.6%
SG&A                      75.8       48.0%       79.3       45.3%       69.7      39.1%      106.4      59.4%      331.2      48.0%
EBITDA(2)                (53.3)     (33.8%)     (51.0)     (29.1%)     (41.9)    (23.5%)     (84.0)    (46.9%)    (230.2)    (33.3%)

BUSINESS SERVICES(3)
Revenues(1)              133.3                  146.7                  145.9                 142.0                 567.9
Gross margin               8.3        6.2%       12.3        8.4%       10.1       6.9%        2.9       2.0%       33.6       5.9%
SG&A                      65.5       49.1%       67.8       46.2%       56.7      38.9%       92.3      65.0%      282.3      49.7%
EBITDA(2)                (57.2)     (42.9%)     (55.5)     (37.8%)     (46.6)    (31.9%)     (89.4)    (63.0%)    (248.7)    (43.8%)

GOLDEN TELECOM(4)
Revenues(1)               24.5                   28.5                   32.3                  37.2                 122.5
Gross margin              14.2       58.0%       16.0       56.1%       17.7      54.8%       19.5      52.4%       67.4      55.0%
SG&A                      10.3       42.0%       11.5       40.4%       13.0      40.2%       14.1      37.9%       48.9      39.9%
EBITDA(2)                  3.9       15.9%        4.5       15.8%        4.7      14.6%        5.4      14.5%       18.5      15.1%


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GTS Reports 4th Quarter 2000 Results
Page 9


                            GLOBAL TELESYSTEMS, INC.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                            DEC. 30,              DEC. 30,
                                                     -------------------   --------------------
                                                        2000      1999       2000        1999
                                                     ---------   -------   ---------   --------
                                                      (In US$ millions, except per share data)
Revenues                                             $   252.7   $ 253.1   $ 1,023.5   $  852.2
     Access and network services                         164.9     167.6       644.5      523.7
     Selling, general & administrative                   160.7     141.7       497.1      406.9
                                                     ---------   -------   ---------   --------
EBITDA(2)                                                (72.9)    (56.2)     (118.1)     (78.4)
     Depreciation and amortization                        99.0      66.0       307.4      212.8
     Business disposition, merger and restructuring
       related charges                                   988.5      59.0     1,014.6      142.5
     Equity transaction compensation costs                 1.9        --         1.9         --
                                                     ---------   -------   ---------   --------
Loss from operations                                  (1,162.3)   (181.2)   (1,442.0)    (433.7)
Other (expense) income:
     Interest expense                                    (59.2)   ( 60.8)     (236.2)    (208.9)
     Interest income                                       6.7      23.8        70.8       74.3
     Foreign currency (loss) gain                         34.6     ( 7.3)      (31.7)     ( 8.9)
     Other (expense) income, net(5)                       29.5      (6.5)       30.4      (21.6)
                                                     ---------   -------   ---------   --------
          Total other expense                             11.6     (50.8)    ( 166.7)    (165.1)
                                                     ---------   -------   ---------   --------
Net loss before taxes                                 (1,150.7)   (232.0)   (1,608.7)    (598.8)
Income taxes                                               6.9      (7.3)       (6.6)     (17.9)
                                                     ---------   -------   ---------   --------
Net loss                                             $(1,143.8)  $(239.3)  $(1,615.3)  $( 616.7)
Preferred dividend                                        (9.1)     (9.1)      (36.3)     (25.7)
                                                     ---------   -------   ---------   --------
Net loss applicable to Common shareholders           $(1,152.9)  $(248.4)  $(1,651.6)  $ (642.4)
                                                     =========   =======   =========   ========
Net loss per share applicable to common
  shareholders                                       $   (5.66)  $ (1.38)  $   (8.34)  $  (3.76)
                                                     =========   =======   =========   ========
Recurring net loss applicable to common
  shareholders                                       $  (162.5)  $(189.4)  $  (635.1)  $ (499.9)
                                                     =========   =======   =========   ========
Recurring net loss per share applicable to common
  shareholders                                       $   (0.80)  ($ 1.05)  $   (3.21)  $  (2.93)
                                                     =========   =======   =========   ========
Weighted avg. common shares(6)                           203.8     179.9       198.0      170.8
                                                     =========   =======   =========   ========


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GTS Reports 4th Quarter 2000 Results
Page 10


                            GLOBAL TELESYSTEMS, INC.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                           DECEMBER 31,       December 30,
                                                                               2000               1999
                                                                           ------------       ------------
                                                                                    (In US$ millions)
ASSETS
CURRENT ASSETS
Cash and restricted cash equivalents                                         $  449.9           $1,341.4
Accounts receivable, net                                                        257.8              239.0
Prepaid expenses and other assets                                               167.2              106.5
                                                                             --------           --------
TOTAL CURRENT ASSETS                                                            874.9            1,686.9

Property and equipment, net                                                   1,424.5            1,004.5
Goodwill and intangible assets, net                                             476.7            1,172.9
Other assets                                                                     57.7              137.5
                                                                             --------           --------
TOTAL ASSETS                                                                  2,833.8           $4,001.8
                                                                             ========           ========

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses                                        $  629.0           $  493.9
Debt maturing within one year and current portion of capital leases             552.3              122.2
Deferred revenue and other current liabilities                                  105.5               86.6
                                                                             --------           --------
TOTAL CURRENT LIABILITIES                                                     1,286.8              702.7

Long-term debt and capital leases                                             2,042.9            2,430.0
Deferred revenue and other non-current liabilities                              175.2              123.9
                                                                             --------           --------
TOTAL LIABILITIES                                                             3,504.9            3,256.6

Commitments and Contingencies
Minority interest                                                               110.1              114.6
Redeemable convertible preferred securities                                     511.4              502.3

SHAREHOLDERS' (DEFICIT) EQUITY
Common stock                                                                     20.4               18.4
Additional paid-in capital                                                    1,462.8            1,280.8
Notes receivable due from shareholder                                              --              (10.4)
Accumulated deficit                                                          (2,775.8)          (1,160.5)
                                                                             --------           --------
TOTAL SHAREHOLDERS' (DEFICIT) EQUITY                                         (1,292.6)             128.3
                                                                             --------           --------
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY                         $2,833.8           $4,001.8
                                                                             ========           ========


                                    - MORE -

GTS Reports 4th Quarter 2000 Results
Page 11


Notes:

1. Revenues include inter-company revenues between all GTS units and amounted to Euro12.8 million, Euro14.1 million, Euro16.6 million, Euro15.9 and Euro59.4 in the first through fourth quarters and full-year 2000, respectively.

2. EBITDA is earnings (loss) from operations before interest, taxes, depreciation and amortization, non-cash stock compensation, foreign currency gains (losses), other income (expense) and non-recurring expenses. EBITDA is a measure of a company's performance commonly used in the telecommunications industry, but should not be construed as an alternative to net income (loss) determined in accordance with generally accepted accounting principles ("GAAP") as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity.

3. The company has executed a lockup agreement with an informal committee of the Esprit noteholders containing all material terms.

4.   The company has executed a definitive sales purchase agreement with buyers.

5.   Includes earnings (losses) from equity in ventures and minority interest.

6.   Reflects a 2-for-1 stock split effective July 21, 1999.


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